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                                                                   Exhibit 5.1



                                                                (614) 464-6400
                                    March 24, 1999



Symix Systems, Inc.
2800 Corporate Exchange Drive
Columbus, Ohio  43231

Gentlemen:


          We are familiar with the proceedings taken and proposed to be taken by Symix Systems, Inc., an Ohio corporation (the "Company"), in connection with the registration of 109,650 common shares, no par value, of the Company (the "Common Shares") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Common Shares are being registered for resale by certain selling shareholders of the Company.


          In connection with rendering this opinion, we have examined, among other things, the Amended Articles of Incorporation and Amended Regulations of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed to be material; a registration statement on Form S-3 under the Securities Act relating to the Common Shares, as amended to date, Registration No. 333-71357 (the "Registration Statement"), and the prospectus contained therein (the "Prospectus"); and such other certificates, records and documents as we have considered necessary in order to express the opinion hereinafter set forth.

          In our examinations and in rendering the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as copies and the authenticity of such originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; and (c) that, with respect to documents executed by parties other than the Company, such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents were duly authorized by all requisite action, corporate or otherwise, of such parties, that such documents were duly executed and delivered by such parties and that such documents are the valid and binding agreements of such parties. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


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     Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, and assuming compliance with applicable federal and state securities laws, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable and when sold by the selling shareholders as specified in the Prospectus, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio and the United States of America.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                         Very truly yours,


                         /s/VORYS, SATER, SEYMOUR AND PEASE LLP